Exhibit 99.1

Billtrust and South Mountain Merger Corp. Announce Closing of Business Combination

Billtrust to Trade on Nasdaq Under the Symbol “BTRS”

NEW YORK, NY, PHILADELPHIA, PA and LAWRENCEVILLE, NJ – January 12, 2021 – BTRS Holdings Inc. (“Billtrust”), a B2B accounts receivable automation and integrated B2B payments leader, and South Mountain Merger Corp. (“South Mountain”), a special purpose acquisition company, announced today the completion of their previously announced business combination. The business combination was approved by South Mountain’s stockholders on January 12, 2021.

Upon completion of the business combination, South Mountain changed its name to “BTRS Holdings Inc.,” and its Class 1 common stock and warrants are expected to begin trading on the Nasdaq Global Select Market and the Nasdaq Capital Market under the symbols “BTRS” and “BTRSW,” respectively, commencing January 13, 2021.

Flint Lane, Founder and CEO of Billtrust, commented, “We are incredibly excited to partner with our new board of directors and investors as we continue to lead the drive towards digitized, integrated B2B payments. The accounts receivable industry is ripe for innovation, and we believe being a public company better positions us to serve our customers while offering significant capital flexibility for continued growth, both organic and inorganic.”

Chuck Bernicker, CEO of South Mountain, said, “We are pleased to complete the combination and look forward to partnering with Flint and the Billtrust team as they seek to transform B2B commerce. Our team believes that management has built an extraordinary business and we’re excited to support them along their public market journey."

About Billtrust

Billtrust is a leading provider of cloud-based software and integrated payment processing solutions that simplify and automate B2B commerce. Accounts receivable is broken and relies on conventional processes that are outdated, inefficient, manual and largely paper based. Billtrust is at the forefront of the digital transformation of AR, providing mission-critical solutions that span credit decisioning and monitoring, online ordering, invoice delivery, payments and remittance capture, cash application and collections. For more information, visit Billtrust.com.

About South Mountain Merger Corp.

South Mountain Merger Corp. is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses.

Forward-Looking Statements

This press release includes statements that are not historical facts but are forward looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “target,” “goal,” “expect,” “should,” “would,” “plan,” “predict,” “project,” “forecast,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding  the capabilities and benefits to customers of Billtrust’s technology platform, Billtrust’s ability to scale and grow its business and Billtrust’s ability to digitally transform the AR industry. These statements are based on various assumptions and on the current expectations of South Mountain’s and Billtrust’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of South Mountain and Billtrust. These forward looking statements are subject to a number of risks and uncertainties, including Billtrust’s ability to attract and retain customers and expand customers’ use of Billtrust’s products or services;  market, financial, political and legal conditions; the impact of the COVID-19 pandemic on Billtrust’s business and the global economy; failure to realize the anticipated benefits of the proposed business combination;  risks related to future market adoption of Billtrust's offerings; risks related to Billtrust's market strategy and subscription business model; the effects of competition on Billtrust’s future business; and those factors discussed in the definitive proxy statement/consent solicitation statement/prospectus filed by South Mountain with the U.S. Securities and Exchange Commission (“SEC”) on December 22, 2020 under the heading “Risk Factors,” and other documents that Billtrust files with the SEC in the future. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that South Mountain and Billtrust presently do not know or that they currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect South Mountain’s and Billtrust’s expectations, plans or forecasts of future events and views as of the date of this press release. South Mountain and Billtrust anticipate that subsequent events and developments will cause their assessments to change. However, while South Mountain and Billtrust may elect to update these forward-looking statements at some point in the future, South Mountain and Billtrust specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing South Mountain’s or Billtrust’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Investor Contact:
BilltrustIR@icrinc.com

Media Contact:
Meredith Simpson
msimpson@billtrust.com